Filed Pursuant to Rule 424(b)(5)
Registration Number 333-296442

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 2, 2026)

Intuitive Machines, Inc.

Up to $500,000,000

Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., Cantor Fitzgerald & Co., B. Riley Securities, Inc., Canaccord Genuity LLC, Clear Street LLC, Craig-Hallum Capital Group LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Roth Capital Partners, LLC and Stifel, Nicolaus & Company, Incorporated (collectively, the “Agents”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to an aggregate of $500,000,000 of our Class A Common Stock from time to time through the Agents.

Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions on The Nasdaq Stock Market LLC (“Nasdaq”) or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise agreed with the Agents. If we and the Agents agree on any method of distribution other than the sale of shares of Class A Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will, to the extent required, file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Agents are not required to sell any specific number or dollar amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of Class A Common Stock to the Agents as principal for their own accounts, at a price to be agreed upon at the time of sale. If we sell shares to any of the Agents as principal, we will enter into a separate agreement with such Agent, and we will describe the agreement in a separate prospectus supplement, to the extent required.

The compensation to the Agents for the sales of Class A Common Stock pursuant to the Sales Agreement will be an amount up to 3.0% of the aggregate gross proceeds of any shares of Class A Common Stock sold under the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Agents.

Our Class A Common Stock is listed on Nasdaq under the symbol “LUNR”. On June 1, 2026, the closing price of our Class A Common Stock was $38.21 per share.

We currently qualify as an “emerging growth company” as defined under the U.S. federal securities laws, and may continue to qualify until December 31, 2026, and, as such, have elected to comply with certain reduced public company reporting requirements. See the documents that are incorporated by reference into this prospectus for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” contained in this prospectus beginning on page S-4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays	Cantor

B. Riley Securities	Canaccord Genuity	Clear Street

Craig-Hallum	Deutsche Bank Securities	KeyBanc Capital Markets

Roth Capital Partners	Stifel

The date of this prospectus supplement is June 2, 2026.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A Common Stock and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our Class A Common Stock. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our Class A Common Stock. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to

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you. Neither we nor the Agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us and the documents incorporated by reference is accurate only as of the dates of or dates which are specified in those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our Class A Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A Common Stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Intuitive Machines,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Intuitive Machines, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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SUMMARY

This summary highlights selected information about us and the shares of our Class A Common Stock being offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire document carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a space infrastructure and services company founded in 2013 and focused on enabling sustained infrastructure and human activity beyond Earth. We believe the United States is transitioning from episodic space missions to long-duration operations and persistent presence, and we are building the systems and services required to support this evolution across civil, national security, and commercial markets.

We build spacecraft, connect space-based networks, and operate infrastructure as-a-service that support operations across low Earth orbit (“LEO”), geostationary orbit (“GEO”), cislunar space, and deep-space. Our strategy is to evolve space activity from single-mission execution toward continuously operating infrastructure by combining spacecraft delivery with network connectivity and long-term operations. We believe this approach positions us to support enduring government requirements while enabling the development of a commercial space economy.

For a description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” Intuitive Machines, Inc. is a holding company whose principal assets are the Common Units (“Intuitive Machines OpCo Common Units”) of Intuitive Machines, LLC (the “Operating Company”).

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus supplement and the accompanying prospectus;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•	December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of IPAX’s initial public offering);

•	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•	the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and

•	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and the accompanying prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Class A Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

THE OFFERING

Issuer	Intuitive Machines, Inc.

Shares of Class A Common Stock Offered by Us	Up to $500,000,000 of Class A Common Stock.

Shares of Class A Common Stock Outstanding After this Offering	Up to 210,452,309 shares, assuming the sale of $500,000,000 of Class A Common Stock at an assumed offering price of $38.21 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on June 1, 2026. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Manner of Offering	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions on Nasdaq or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise agreed with the Agents. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering to purchase a number of Intuitive Machines OpCo Common Units from the Operating Company equivalent to the number of the securities sold in this offering, which the Operating Company will in turn use for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference into this prospectus supplement, and the accompanying prospectus.

Nasdaq Symbol	“LUNR”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related To This Offering and Our Class A Common Stock

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by the board of directors of the Company (the “Board”) or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.

We have incurred operating losses and may incur operating losses in the future as we continue to expand and develop, and we may need additional capital from external sources. Accordingly, while we may from time-to-time raise gross proceeds of up to a maximum of $500,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Because there are no current plans to pay cash dividends on our Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A Common Stock unless you sell your shares of our Class A Common Stock for a price greater than that which you paid for it.

Sales of a significant number of shares of Class A Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock, warrants or any rights to purchase or acquire Class A Common Stock without the prior written consent of the Agents. Therefore, it is possible that we could issue and sell additional shares of our Class A Common Stock in the public markets. We cannot predict the effect that future sales of our Class A Common Stock would have on the market price of our Class A Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to statements regarding our expectations and plans regarding the timing and manner of sale by us, our expectations and plans relating to our missions to the Moon and other projects, including the expected timing thereof and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus supplement and the accompanying prospectus:

•	our reliance upon the efforts of our key personnel and the Board to be successful;

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the fact that as part of growing our business, we have made and may continue to make acquisitions and any acquisitions, partnerships or joint ventures into which we enter are subject to integration risks and could disrupt our operations;

•	our failure to manage our growth effectively and failure to win new contracts;

•	our ability to generate a sustainable order rate for our satellite and space operations and develop new technologies to meet the needs of our customers or potential new customers;

•	our customer concentration;

•	our limited operating history;

•	competition from existing or new companies;

•	disruptions in U.S. government operations and funding, including government shutdowns;

•	unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•	failure of the market for commercial spaceflight to achieve the growth potential we expect;

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any delayed launches, launch failures, failure of landers to conduct all mission milestones, failure of our satellites to reach their planned orbital locations, failure of lunar landers to reach their planned locations, significant increases in the costs related to the launches of satellites and lunar landers, and insufficient capacity available from satellite developers and launch service providers;

•	risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•	risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•	our reliance on a limited number of suppliers for certain materials and supplied components, including a single launch service provider for our lunar missions;

•	failure of our products to operate in the expected manner or defects in our sub-systems;

•	counterparty risks on customer contracts and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•	failure to successfully defend protest from other bidders for government contracts;

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failure to comply with various laws and regulations relating to various aspects of our business, uncertainty in the regulatory environment and any changes in the funding levels of various governmental entities with which we do business;

•	our failure to protect the confidentiality of our trade secrets and unpatented know-how;

•	our failure to comply with the terms of third-party open source software our systems utilize;

•	our ability to maintain an effective system of internal control over financial reporting, and to address and remediate any material weaknesses in our internal control over financial reporting;

•	the fact that we may use artificial intelligence (“AI”) in our business or systems, and challenges with properly managing its use could result in competitive and reputational harm;

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the fact that the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year that may result in government shutdowns or extended continuing resolution and our dependence on U.S. government contracts and the available funding or changing funding priorities by the U.S. government;

•	our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•	uncertain macro-economic and political conditions and elevated inflation and interest rates;

•	our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations;

•	the cost and potential outcomes of pending and any future litigation;

•	our public securities’ potential liquidity and trading; and

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the sufficiency and anticipated use of our existing capital resources to fund our future operating expenses and capital expenditure requirements and needs for additional financing in light of our recent acquisitions.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that we are not able to predict accurately or over which it has no control. The sections in the documents incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements.

USE OF PROCEEDS

We may, from time to time, issue and sell up to $500,000,000 shares of our Class A Common Stock under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering to purchase a number of Intuitive Machines OpCo Common Units from the Operating Company equivalent to the number of the securities sold in this offering. The Operating Company will in turn use such proceeds for general corporate purposes. General corporate purposes may include research and development costs, potential strategic mergers or acquisitions, new services or technologies, working capital, capital expenditures and other general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents, the form of which will be filed as an exhibit to a current report on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus. On the terms and subject to the conditions of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $500,000,000 from time to time through the Agents. Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The shares of Class A Common Stock offered hereby will be sold in ordinary brokers’ transactions on Nasdaq or otherwise, at market prices prevailing at the time of sale, in block transactions, in negotiated transactions, in any manner permitted by applicable law or as otherwise agreed with the Agents. As sales agents, the Agents will not engage in any transactions that stabilize the market price of our Class A Common Stock.

On the terms and subject to the conditions set forth in the Sales Agreement, the Agents have agreed to use their reasonable efforts to sell shares of our Class A Common Stock as sales agents. Shares may be offered and sold on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the minimum offering price or maximum offering price or number of shares of Class A Common Stock, as the case may be, to be offered through the Agents on a daily basis or otherwise as we and the Agents agree. We may instruct the Agents not to sell shares of our Class A Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agents may suspend or terminate the offering of shares of Class A Common Stock by notifying the other. We cannot predict the number of shares of Class A Common Stock that we may sell hereby or if any shares will be sold.

Settlement for sales of Class A Common Stock will occur on the first business day that is also a trading day following the trade date on which such sales are made, unless another settlement date is agreed upon, in return for payment by investors of the purchase price for the shares being sold. There is no arrangement for the purchase price paid by investors to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of Class A Common Stock sold through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of our Class A Common Stock.

If we or the Agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Exchange Act are not satisfied with respect to us or our Class A Common Stock, we or the Agents, as applicable, are required by the Sales Agreement to notify the other parties thereunder and sales of Class A Common Stock under the Sales Agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party to the Sales Agreement.

The offering of Class A Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of Class A Common Stock with an aggregate offering price of $500,000,000 pursuant to the Sales Agreement or (ii) the termination of the Sales Agreement by us or the Agents.

Commissions and Expenses

We will pay the Agents a commission of up to 3.0% of the gross sales price of shares of Class A Common Stock sold through the Agents as sales agents under the Sales Agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales and other expenses relating to the sale of shares offered hereby payable by us, will equal our net proceeds for the sale of the shares. We have agreed to reimburse the Agents for certain expenses incurred by them in connection with the sale of shares offered hereby.

We estimate that expenses payable by us in connection with this offering (other than any commissions and expense reimbursement payable to the Agents under the Sales Agreement) will be approximately $619,050.00 through the date of this prospectus supplement, and we expect to incur additional expenses (in addition to any such commissions and expense reimbursement) in connection with this offering in the future.

Indemnification

In connection with the sale of our Class A Common Stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Agents may be required to make for these liabilities.

Stamp Taxes

If you purchase shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the purchase price payable for those shares.

Other Relationships

The Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the Agents or their affiliates have a lending relationship with us, certain of those Agents or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the Agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of our Class A Common Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of our Class A Common Stock offered hereby. The Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. The Agents are being represented in connection with this offering by DLA Piper LLP (US), New York, New  York.

EXPERTS

The consolidated financial statements of Intuitive Machines, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Lanteris Space Holdings LLC as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other things, the shares of Class A Common Stock offered hereby. This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the shares of Class A Common Stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.intuitivemachines.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026;

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our Current Reports on Form  8-K filed with the SEC on January 13, 2026 (except for Item 7.01 and Exhibit  99.1), February  11, 2026, February 25, 2026, (except for Item 7.01 and Exhibit  99.1), February  27, 2026, May 14, 2026 (except for Item 7.01, Exhibit 99.1 and Exhibit 99.2), and our Current Report on Form 8-K/A filed with the SEC on April 1, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed on April 24, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025); and

•

the description of Class  A Common Stock contained in the Registration Statement on Form 8-A filed on February 14, 2023, as updated by Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Copies of documents incorporated by reference into this prospectus supplement and accompanying prospectus, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

Intuitive Machines, Inc.

13467 Columbia Shuttle Street

Houston, TX 77059

(281) 520-3703

Attention: Corporate Secretary

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement and accompanying prospectus. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than their respective dates.

PROSPECTUS

Class A Common Stock

We may offer, from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock” or “securities”). This prospectus describes some of the general terms and conditions that may apply to an offering of these securities. The specific terms and conditions of an offering will be provided in the applicable prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “LUNR.” On June 1, 2026, the closing price of our Class A Common Stock on Nasdaq was $38.21 per share.

We currently qualify as an “emerging growth company” as defined under the U.S. federal securities laws, and may continue to qualify until December 31, 2026, and, as such, have elected to comply with certain reduced public company reporting requirements. See the documents that are incorporated by reference into this prospectus for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “Intuitive Machines,” or the “Company” refer to Intuitive Machines, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, any prospectus supplement and the documents incorporated by reference herein, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the timing and manner of sale by us, our expectations and plans relating to our missions to the Moon and other projects, including the expected timing thereof and our progress and preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding protests of government contracts awarded to us; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long term sustainable shareholder value; and our expectations on revenue and cash generation. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this prospectus:

•	our reliance upon the efforts of our key personnel and Board of Directors (the “Board”) to be successful;

•

the fact that as part of growing our business, we have made and may continue to make acquisitions and any acquisitions, partnerships or joint ventures into which we enter are subject to integration risks and could disrupt our operations;

•	our failure to manage our growth effectively and failure to win new contracts;

•	our ability to generate a sustainable order rate for our satellite and space operations and develop new technologies to meet the needs of our customers or potential new customers;

•	our customer concentration;

•	limited operating history;

•	competition from existing or new companies;

•	disruptions in U.S. government operations and funding, including government shutdowns;

•	unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities;

•	failure of the market for commercial spaceflight to achieve the growth potential we expect;

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any delayed launches, launch failures, failure of landers to conduct all mission milestones, failure of our satellites to reach their planned orbital locations, failure of lunar landers to reach their planned locations, significant increases in the costs related to the launches of satellites and lunar landers, and insufficient capacity available from satellite developers and launch service providers;

•	risks associated with commercial spaceflight, including any accident on launch or during the journey into space;

•	risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations;

•	our reliance on a limited number of suppliers for certain materials and supplied components, including a single launch service provider for our lunar missions;

•	failure of our products to operate in the expected manner or defects in our sub-systems;

•	counterparty risks on customer contracts and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations;

•	failure to successfully defend protest from other bidders for government contracts;

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failure to comply with various laws and regulations relating to various aspects of our business, uncertainty in the regulatory environment and any changes in the funding levels of various governmental entities with which we do business;

•	our failure to protect the confidentiality of our trade secrets and unpatented know-how;

•	our failure to comply with the terms of third-party open source software our systems utilize;

•	our ability to maintain an effective system of internal control over financial reporting, and to address and remediate any material weaknesses in our internal control over financial reporting;

•	the fact that we may use artificial intelligence (“AI”) in our business or systems, and challenges with properly managing its use could result in competitive and reputational harm;

•

the fact that the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year that may result in government shutdowns or extended continuing resolution and our dependence on U.S. government contracts and the available funding or changing funding priorities by the U.S. government;

•	our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations;

•	uncertain macro-economic and political conditions and elevated inflation and interest rates;

•	our history of losses and failure to achieve profitability in the future or failure of our business to generate sufficient funds to continue operations;

•	the cost and potential outcomes of pending and any future litigation;

•	our public securities’ potential liquidity and trading; and

•

the sufficiency and anticipated use of our existing capital resources to fund our future operating expenses and capital expenditure requirements and needs for additional financing in light of our recent acquisitions.

These forward-looking statements are based on information available as of the date they are made and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. There may be events in the future that the Company is not able to predict accurately or over which it has no control. See “Risk Factors” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), and the other cautionary language discussed in this prospectus, any prospectus supplement and the documents incorporated herein for examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements.

THE COMPANY

We are a space infrastructure and services company founded in 2013 and focused on enabling sustained infrastructure and human activity beyond Earth. We believe the United States is transitioning from episodic space missions to long-duration operations and persistent presence, and we are building the systems and services required to support this evolution across civil, national security, and commercial markets.

We build spacecraft, connect space-based networks, and operate infrastructure as-a-service that support operations across low Earth orbit (“LEO”), geostationary orbit (“GEO”), cislunar space, and deep-space. Our strategy is to evolve space activity from single-mission execution toward continuously operating infrastructure by combining spacecraft delivery with network connectivity and long-term operations. We believe this approach positions us to support enduring government requirements while enabling the development of a commercial space economy.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.”

Corporate Information

IPAX was a blank check company incorporated on January 27, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On February 10, 2023, IPAX domesticated into a Delaware corporation and changed its name to “Intuitive Machines, Inc.” and Intuitive Machines, Inc. became a holding company whose principal assets are the Common Units (“OpCo Common Units”) of Intuitive Machines, LLC (“Operating Company”). The Nasdaq ticker symbol for our Class A Common Stock is “LUNR.”

Our principal executive office is located at 13467 Columbia Shuttle Street, Houston, TX 77059. Our telephone number is (281) 520-3703. Our website address is www.intuitivemachines.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Part I-Item 1A. Risk Factors” in our 2025 Annual Report, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. Please see “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition or results of operations. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. Please see “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from sales of the securities in an offering to purchase a number of OpCo Common Units from the Operating Company equivalent to the number of the securities sold in such offering. The Operating Company will in turn use such proceeds for general corporate purposes.

DESCRIPTION OF SECURITIES

The following description of our Class A Common Stock and Class B Common Stock, Class C Common Stock, preferred stock and warrants (as these securities relate to the Class A Common Stock), is a summary. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and the complete text of our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, each of which is attached as an exhibit to the registration statement to which this prospectus relates. We encourage you to read that law and those documents carefully.

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 725,000,000 shares, consisting of:

•	500,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	100,000,000 shares of Class B Common Stock, par value $0.0001 per share;

•	100,000,000 shares of Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock and Class B Common Stock, the “Common Stock”);

•	25,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Except as otherwise required by the Certificate of Incorporation, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of our stockholders.

Certain provisions of the Certificate of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock.

Common Stock

Class A Common Stock

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board in accordance with applicable law.

The payment of future dividends on the shares of Class A Common Stock will depend on our financial condition, and subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. Our ability to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by us or any of our subsidiaries from time to time.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of the affairs of Intuitive Machines, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of Intuitive Machines and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of Intuitive Machines available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of our Class A Common Stock in proportion to the number of shares held by each such stockholder.

Other rights. The holders of Class A Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of the Preferred Stock that we may issue in the future.

Class B Common Stock

Voting rights. Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class B Common Stock and the holders of shares of Class B Common Stock shall have no right to receive dividends in respect of such shares of Class B Common Stock.

Rights upon liquidation. Each holder of shares of Class B Common Stock shall be entitled to receive $0.0001 per share of Class B Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class B Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership. Shares of Class B Common Stock may be issued only to, and registered only in the name of, the Intuitive Machines Members, their respective successors and assigns and their respective permitted transferees (the Intuitive Machines Members, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class B Owners”), and the aggregate number of shares of Class B Common Stock at any time registered in the name of each such Permitted Class B Owner must be equal to the aggregate number of OpCo Common Units held of record at such time by such Permitted Class B Owner under the Second Amended and Restated Operating Agreement of Intuitive Machines, LLC (“A&R Operating Agreement”).

Class C Common Stock

Voting rights. Each holder of Class C Common Stock is entitled to three votes for each share of Class C Common Stock held of record in person or by proxy on all matters submitted to a vote of the holders of Class C Common Stock, whether voting separately as a class or otherwise.

Dividend rights. Other than in connection with a dividend declared by the Board in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class C Common Stock and the holders of shares of Class C Common Stock shall have no right to receive dividends in respect of such shares of Class C Common Stock.

Rights upon liquidation. Each holder of shares of Class C Common Stock shall be entitled to receive $0.0001 per share of Class C Common Stock owned of record by such holder on the record date for such distribution, and upon receiving such amount, the holders of shares of Class C Common Stock, in their capacity as such, shall not be entitled to receive any other assets or funds of ours.

Permitted Ownership. Shares of Class C Common Stock may be issued only to, and registered only in the name of, our founders, their respective successors and assigns and their respective permitted transferees (our founders, together with all such subsequent successors, assigns and permitted transferees, collectively, the “Permitted Class C Owners”), and the aggregate number of shares of Class C Common Stock at any time registered in the name of each such Permitted Class C Owner must be equal to the aggregate number of OpCo Common Units held of record at such time by such Permitted Class C Owner under the A&R Operating Agreement.

Conversion of Class B Common Stock and Class C Common Stock

Conversion upon transfer. A holder of Class B Common Stock or Class C Common Stock may surrender shares of Class B Common Stock or Class C Common Stock to us for cancellation for no consideration at any time. Following the surrender or other acquisition of any shares of Class B Common Stock or Class C Common Stock to or by us, we will take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by us.

A holder of Class B Common Stock or Class C Common Stock may transfer or assign shares of Class B Common Stock or Class C Common Stock (or any legal or beneficial interest in such shares) (directly or indirectly, including by operation of law) only to a permitted transferee of such holder or to a non-permitted transferee with our approval in advance and in writing, and only if such holder also simultaneously transfers, in each case, an equal number of such holder’s OpCo Common Units to such permitted transferee or such non-permitted transferee, as applicable, in compliance with the A&R Operating Agreement.

The Board (including a majority of the directors who are disinterested with respect to the relevant transaction serving on the Board at such time) may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions described herein for determining whether any transfer or acquisition of shares of Class B Common Stock or Class C Common Stock would violate the restrictions described herein and for the orderly application, administration and implementation of the provisions of the Certificate of Incorporation.

Voluntary Conversion. Each one share of Class C Common Stock shall be convertible into one share of Class B Common Stock at the option of the holder thereof at any time upon written notice to our transfer agent. Shares of Class C Common Stock that are converted into shares of Class B Common Stock as provided in the Certificate of Incorporation shall be retired and may not be reissued.

Automatic Conversion. On the earliest to occur of: (i) the date that is seven (7) years from the date of the Certificate of Incorporation and (ii) the first date on which the Permitted Class C Owners cease to own, in the aggregate, at least 33.0% of the number of shares of Class C Common Stock issued and held by the Permitted Class C Owners immediately following the closing of the Transactions (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction) (such date, the “Automatic Conversion Date”), each outstanding share of Class C Common Stock shall automatically, without any further action by us or any stockholder, convert into one fully paid and nonassessable share of Class B Common Stock. Following such conversion, the reissuance of such shares of Class C Common Stock shall be prohibited, and such shares of Class C Common Stock shall be retired and cancelled in accordance with the applicable provisions of the applicable law.

Conversion to Class A Common Stock. After the expiration of the Lock-Up Period, holders of certain OpCo Common Units will be permitted to exchange such OpCo Common Units (along with the cancellation of the paired share of Class B Common Stock or share of Class C Common Stock) for shares of Class A Common Stock on a one-for-one basis pursuant to the A&R Operating Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, at our election (determined by a majority of our directors who are disinterested with respect to such determination), cash from a substantially concurrent public offering or private sale in an amount equal to the net amount, on a per share basis, of cash received as a result of such public offering or private sale.

Preferred Stock

The total of our authorized shares of Preferred Stock is 25,000,000 shares. We currently have 5,000 shares of Series A Preferred Stock issued and outstanding.

The Certificate of Incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock are available for issuance without further action by the holders of Common Stock.

Our Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Intuitive Machines without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Dividends: The Series A Preferred Stock pays dividends, semi-annually at the rate of 10% of the original price per share, plus the amount of previously accrued, but unpaid dividends, compounded semi-annually, and participates with our Common Stock on all other dividends. Accrued dividends may be paid (i) in cash, (ii) subject to satisfaction of certain equity conditions, in shares of Class A Common Stock or (iii) accumulated, compounded and added to the liquidation preference described below.

Liquidation Preference: Upon any liquidation or deemed liquidation event, the holders of Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of common stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value (as defined in the Certificate of Designation) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Class A Common Stock immediately prior to the liquidation event.

Voting: The Series A Preferred Stock votes together with our Common Stock on an as-converted basis, except as required by law and (ii) as noted below under “Protective Provisions.” Each holder of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Protective Provisions: For as long as 25% of the shares of Series A Preferred Stock issued as of the Closing are outstanding, we shall not, without the affirmative vote or action by written consent of holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of Intuitive Machines; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation, Bylaws or any similar document of Intuitive Machines in a manner adverse to the Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series A Preferred Stock; provided, that Intuitive Machines shall be permitted to issue up to $50.0 million in equity securities without the consent of the Requisite Holders; (iv) purchase or redeem or pay any cash dividend on any capital stock prior to the Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; or (v) incur or guarantee any indebtedness, if the aggregate indebtedness of Intuitive Machines and its subsidiaries for borrowed money following such action would exceed $100,000,000; provided, however, that the Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation (irrespective of the accounting treatment that the Series A Preferred Stock receives under Intuitive Machines’ financial statements).

Conversion: Each share of Series A Preferred Stock will be convertible at the holder’s option into shares of Class A Common Stock at an initial conversion ratio determined by dividing the Accrued Value (as defined in the Certificate of Designation) of such shares of Series A Preferred Stock by the conversion price of $12.00 per share subject to adjustment in accordance with the terms of the Certificate of Designation.

Put Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Requisite Holders commencing any time after the 5th year anniversary of the Closing at a price equal to the 100% of the sum of (i) original purchase price plus (ii) all accrued/declared but unpaid dividends.

Call Rights: Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at our option commencing any time (A) after the 3rd year anniversary of the Closing at a price equal to the 115% of the Accrued Value, (B) after the 4th anniversary of the Closing at a price equal to the 110% of the Accrued Value and (C) after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

Preferred Investor Warrants

The Preferred Investor Warrants were immediately exercisable upon issuance at the consummation of the Transactions and expire on February 13, 2028 at 5:00 p.m., New York City time (the “PIW Termination Date”). The Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Preferred Investor Warrant is initially exercisable at $15.00 per share of Class A Common Stock, subject to certain adjustments including those resulting from (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro-rata distributions, (iv) fundamental transactions, (v) certain voluntary adjustments and (vi) issuances or deemed issuances of shares of Class A Common Stock at a price below the exercise price then in effect, subject in the case of adjustments described in this clause (vi), to an exercise price floor of $11.50, in each case, in accordance with the terms of the Preferred Investor Warrants.

The Preferred Investor Warrants do not include any redemption features. The Preferred Investor Warrants may be exercised on a cashless basis if, at any time after the six-month anniversary of the Closing Date, there is not an effective registration statement with respect to the shares of Class A Common Stock issuable upon the exercise of the Preferred Investor Warrants. On the PIW Termination Date, the Preferred Investor Warrants will be automatically exercised on a cashless basis. To exercise on a cashless basis, the holder of the Preferred Investor Warrant would pay the exercise price by surrendering the Preferred Investor Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Preferred Investor Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant less the exercise price of such Preferred Investor Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Preferred Investor Warrant.

The holders of Preferred Investor Warrants do not have the rights or privileges of holders of shares of Class A Common Stock or any voting rights in respect of the Preferred Investor Warrants or underlying shares of Class A Common Stock until they exercise their Preferred Investor Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Preferred Investor Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by stockholders.

The Conversion Series A Warrant - January 28, 2024

The Conversion Series A Warrant was immediately exercisable upon issuance and expires on January 29, 2029. The Conversion Series A Warrant contains customary cash exercise provisions. The Conversion Series A Warrant is exercisable for up to 4,150,780 shares of Class A Common Stock, at the holder’s election, at an exercise price of $2.57 per share, subject to standard adjustments to the exercise price including for (i) stock dividends and splits, (ii) subsequent rights offerings, (iii) pro rata distributions and (iv) fundamental transactions.

The Conversion Series A Warrant does not include any redemption features and have a 5 years term. On the Conversion Series A Warrant Termination Date, the Conversion Series A Warrant will be automatically exercised on a cashless basis. To exercise on a cashless basis, the holder of the Conversion Series A Warrant would pay the exercise price by surrendering the Conversion Series A Warrant (or part thereof) for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Conversion Series A Warrant, multiplied by the excess of the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant less the exercise price of such Conversion Series A Warrant by (y) the daily volume weighted average price of the Class A Common Stock on the date specified by the Conversion Series A Warrant.

The holder of the Conversion Series A Warrant does not have the rights or privileges of holders of shares of Class A Common Stock or any voting rights in respect of the Conversion Series A Warrant or underlying shares of Class A Common Stock until it exercises the Conversion Series A Warrant and receives shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Conversion Series A Warrant, the holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by stockholders.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

•

Authorized but Unissued Capital Stock. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of Common Stock by means of a proxy contest, tender offer, merger or otherwise.

•

Classified Board. Pursuant to the Certificate of Incorporation, our directors are divided into three classes, with each class serving staggered three year terms. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of are able to elect all of the directors then standing for election.

•	Quorum. The Bylaws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

•

Action by Written Consent. The Certificate of Incorporation provides that, for so long as we qualify as a controlled company (as defined in Nasdaq Listing Rule 5615(c)(1)), any action required or permitted to be taken by our stockholders may be effected by the consent in writing of the holders of our outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because we no longer qualify as a controlled company, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders (and may not be taken by consent of the stockholders in lieu of a meeting). In addition to the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the DGCL.

•

Special Meetings of Stockholders. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of our stockholders may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Board, the chairperson of the Board, the chief executive officer or president, and (ii) for so long as we are a controlled company (as defined above), by our secretary at the request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of our capital stock. Subject to the special rights of the holders of one or more series of Preferred Stock, because we no longer qualify as a controlled company, special meetings of our stockholders may not be called by our stockholders or any other person.

•

Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving our respective directors, officers or employees for which indemnification is sought.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Intuitive Machines. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”).

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery is, to the fullest extent permitted by applicable law, the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our Certificate of Incorporation, Bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our Certificate of Incorporation designates the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The Transfer Agent and registrar for our shares of Class A Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on Nasdaq under the symbol “LUNR.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS

OF CLASS A COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) relating to the purchase, ownership, and disposition of our Class A Common Stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Class A Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A Common Stock.

This discussion is limited to holders who hold our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•

persons subject to the special tax accounting rules of as a result of any item of gross income with respect to our Class A Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Class A Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.

If we make distributions, the gross amount of distributions made with respect to the Class A Common Stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Common Stock (but not below zero), and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock, as described under “- Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Our Class A Common Stock” below.

With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, corporate U.S. Holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Our Class A Common Stock.

Upon a sale or other taxable disposition of our Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s adjusted cost less any prior distributions treated as a return of capital.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Class A Common Stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding.

Distributions with respect to our Class A Common Stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of our Class A Common Stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A Common Stock that is not a U.S. Holder.

Taxation of Distributions.

If we do make distributions of cash or property on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Our Class A Common Stock.

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding.

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S.

office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on (i) dividends on our Class A Common Stock, and (ii) subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Class A Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Class A Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective purchasers should consult their tax advisors regarding the potential application of withholding under FATCA to their purchase of our securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A COMMON STOCK BASED ON THE INVESTOR’S CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of Nasdaq or any other applicable exchange;

•	in distributions to employees, members, partners or shareholders;

•	in settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in market transactions, including transactions on a national securities exchange, inter-dealer system of a registered national securities association, quotations service or over-the-counter market;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions or the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	delayed delivery requirements;

•	in one or more underwritten offerings;

•	directly to one or more purchasers;

•	by pledge to secure debts and other obligations or any transfer upon the foreclosure under such pledge;

•	to or through agents;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that we will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus, subject to additional restrictions due to the Company’s former shell company status. We have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities covered by this prospectus, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents or broker-dealers, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the participating agents or broker-dealers.

In connection with distributions of the shares or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with us. We may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). We may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are currently listed on The Nasdaq Stock Market LLC under “LUNR.”

We may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for us may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit that any broker-dealers who execute sales for us, if deemed to be underwriters, earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, may have banking, lending or other relationships with us or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of our shares of Class A Common Stock offered by this prospectus has been passed upon for the Company by Simpson Thacher & Bartlett LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Intuitive Machines, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Lanteris Space Holdings LLC as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We also maintain an Internet website for investors at www.intuitivemachines.com under the “Investors” section. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026.

•

our Current Reports on Form 8-K filed with the SEC on January 13, 2026 (except for Item 7.01 and Exhibit 99.1), February  11, 2026, February  25, 2026, (except for Item 7.01 and Exhibit 99.1), February  27, 2026, May 14, 2026 (except for Item 7.01, Exhibit 99.1 and Exhibit 99.2), and our Current Report on Form 8-K/A filed with the SEC on April 1, 2026;

•

our Definitive Proxy Statement on Schedule 14A, filed on April 24, 2026 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025); and

•

the description of Class  A Common Stock contained in the Registration Statement on Form 8-A filed on February 14, 2023, as updated by Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus from the date that information is filed.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any documents referred to above which have been or may be incorporated by reference into this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document). You should direct requests for those documents to:

Intuitive Machines, Inc.

13467 Columbia Shuttle Street

Houston, TX 77059

(281) 520-3703

Attention: Corporate Secretary

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Up to $500,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Barclays	Cantor

B. Riley Securities	Canaccord Genuity	Clear Street

Craig-Hallum	Deutsche Bank Securities	KeyBanc Capital Markets

Roth Capital Partners	Stifel

June 2, 2026